ARTICLES OF INCORPORATION
                                       OF
                          FLINT RIVER BANCSHARES, INC.



     1.     NAME.  The  name  of the Corporation is Flint River Bancshares, Inc.
            ----

     2.     AUTHORIZED  CAPITAL.
            -------------------

          (a) The total number of shares of capital stock which the Corporation is authorized to issue is twelve million (12,000,000) shares, divided into ten million (10,000,000) shares of common stock, $1.00 par value, and two million (2,000,000) shares of preferred stock, no par value (the "Preferred Stock").

          (b) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Georgia to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and relative rights of the shares of each series and the qualifications or restrictions of each series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determining the following:

               (i) The number of shares constituting that series and the distinctive designation of that series;

               (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

               (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

               (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;


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               (vii)  The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

               (viii) Any other relative rights, preferences and limitations of that series.

     3.     REGISTERED AGENT AND REGISTERED OFFICE.  The name and address of the
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initial  Registered  Agent  and  the Registered Office of the Corporation are as
follows:

           NAME                     ADDRESS(INCLUDING  COUNTY)
           ----                     --------------------------

           Kathryn L. Knudson       191  Peachtree  Street
                                    16th  Floor
                                    Atlanta,  GA  30303
                                    Fulton  County

     4.     INCORPORATOR.  The  name  and  address  of  the  incorporator are as
            ------------
follows:

           NAME                     ADDRESS
           ----                     -------

           Kathryn L. Knudson       Powell, Goldstein, Frazer & Murphy LLP
                                    16th  Floor
                                    191  Peachtree  Street,  N.E.
                                    Atlanta,  Georgia  30303

     5.     PRINCIPAL  OFFICE.  The  mailing  address  of  the initial principal
            -----------------
office of the Corporation is as follows:

                              94-B Oakland Avenue
                              Camilla, Georgia  31730

     6.     INITIAL  BOARD  OF  DIRECTORS.
            -----------------------------

          (a) The initial Board of Directors shall consist of 15 members who shall be and whose addresses are as follows:

          NAME                                   ADDRESS
          ----                                   -------

          Donald  R.  Anderson                   3360  Highway  112  South
                                                 Camilla,  GA  31730

          Taylor  D.  Bankston                   P.O.  Box  58
                                                 Baconton,  GA  31716

          Bobby  Bostick                         5292  Highway  112
                                                 Camilla,  GA  31730


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          NAME                                   ADDRESS
          ----                                   -------

          Joe  Bostick,  Jr.                     275  S.  Harney  Street
                                                 Camilla,  GA  31730

          Mark  Briggs                           5312  Highway  112
                                                 Camilla,  GA  31730

          Mike  Briggs                           298  S.  Harney  Street
                                                 Camilla,  GA  31730

          Brent  Collins                         9633  River  Road
                                                 Camilla,  GA  31730

          Robert  Hutson  III                    5287  Thigpen  Trail
                                                 Sale  City,  GA  31784

          Phyllis  Hydrick                       15668  Highway  93
                                                 Baconton,  GA  31716

          Charles  M.  Jones  III                907  Third  Avenue
                                                 Albany,  GA  31701

          W.  Jerry  Kennedy                     417  Lakeshore  Road
                                                 Pelham,  GA  31779

          Harry  N.  Park                        3809  Willis  Road
                                                 Yatesville,  GA  31097

          Tom  Pinson                            P.O.  Box  340
                                                 Baconton,  GA  31716

          Lee  Williams                          P.O.  Box  567
                                                 Pelham,  GA  31779

          Larry  Willson                         627  5th  Avenue
                                                 Albany,  GA  31701

          (b) The Board of Directors shall be divided into three (3) classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term of one
(1) year, each director in Class II shall be elected to an initial term of two
(2) years, each director in Class III shall be elected to an initial term of three (3) years, and each director shall serve until the election and qualification of his or her successor or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each class of directors, the directors of each class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.


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          (c)  Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 6 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

     7.     BYLAWS,  NUMBER  OF  DIRECTORS.
            -------------------------------

          (a) Except as provided in paragraph (b) of this Article 7, the Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall also have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

          (b) Notwithstanding paragraph (a) of this Article 7, any amendment of the bylaws of the Corporation establishing or changing the number of directors shall require the affirmative vote of two-thirds (2/3) of all directors then in office or the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

     8.     REMOVAL  OF  DIRECTORS.
            -----------------------

          (a) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

          (b) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed with cause by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

          (c) For purposes of this Article 8, a director of the Corporation may be removed for cause if (i) the director has been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interests of the Corporation.

          (d) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 8 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


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     9.     PERSONAL  LIABILITY  OF  DIRECTORS.
            ----------------------------------

          (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

               (i) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

               (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

               (iii) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code (the "Code") dealing with unlawful distributions of corporate assets to shareholders; or

               (iv) any transaction from which the director derived an improper material tangible personal benefit.

          (b) Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

     10.     INDEMNIFICATION  OF OFFICERS AND DIRECTORS.  The Corporation shall,
             ------------------------------------------
to the fullest extent permitted by the provisions of the Code, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the Code. Any indemnification effected under this provision shall not be deemed exclusive of rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     11.     CONSTITUENCIES.
             ---------------

          (a) The Board of Directors, when evaluating any offer of another party
(i) to make a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or effect a share exchange or similar transaction with the Corporation, or (iii) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (A) the short-term and long-term social and


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economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary bank of the Corporation is charged with providing support to and being involved in the communities it serves); and (B) the consideration being offered by the other party in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.

          (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 12 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

     12.     CONSIDERATION  OF  CERTAIN  BUSINESS  TRANSACTIONS
             --------------------------------------------------

          (a) In any case in which the Code or other applicable law requires shareholder approval of any merger or share exchange of the Corporation with or into any other corporation, or any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or other entity, approval of such actions shall require either:

               (i) the affirmative vote of two-thirds (2/3) of the directors of the Corporation then in office and the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote; or

               (ii) the affirmative vote of a majority of the directors of the Corporation then in office and the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote.

          (b) The Board of Directors shall have the power to determine for the purposes of this Article 13, on the basis of information known to the Corporation, whether any sale, lease or exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation.

          (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 13 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

     13.     SEVERABILITY.  Should  any  provision  of  these  Articles  of
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Incorporation,  or  any  clause  hereof,  be  held  to  be  invalid,  illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.


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     IN  WITNESS  WHEREOF,  the  undersigned  has  executed  these  Articles  of
Incorporation,  this  20th  day  of  August,  2003.



                                   /s/  Kathryn  L.  Knudson
                                   -------------------------
                                   Kathryn  L.  Knudson,  Incorporator


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